(h)(4)(D)(i)

FIRST AMENDMENT TO FUND OF FUNDS INVESTMENT AGREEMENT

This First Amendment to Fund of Funds Investment Agreement (the "Amendment"), dated as of April 4, 2022, is made among Voya Balanced Portfolio, Inc., Voya Equity Trust, Voya Investors Trust, Voya Intermediate Bond Portfolio, Voya Mutual Funds, Voya Partners, Inc., Voya Separate Portfolios Trust, and Voya Strategic Allocation Portfolios, Inc. (each referred to as the "Acquiring Fund Trust"), on behalf of their series listed on Schedule A, severally and not jointly (each, the "Acquiring Fund"), and SPDR S&P 500 ETF Trust and SPDR Dow Jones Industrial Average ETF Trust, severally and not jointly (each, the "Acquired Fund" and together with the Acquiring Funds, the "Funds").

WHEREAS, Voya Balanced Portfolio. Inc. and each Acquired Fund are parties to the Fund of Funds Investment Agreement (the "Agreement") dated January 19, 2022; and

WHEREAS, each Acquiring Fund Trust and each Acquired Fund desire to amend the Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and mutual considerations contained herein, and intending to be legally bound hereby, the Acquiring Fund Trusts and the Acquired Funds agree as follows:

1.Each Acquiring Fund Trust that is not already a party to the Agreement is hereby added as a party to the Agreement and the defined term "Trust" shall be amended to refer to each Acquiring Fund Trust.

2.Schedule A to the Agreement is hereby replaced in its entirety with the Schedule A attached hereto.

3.All terms used and not otherwise defined herein shall have the same meaning ascribed to them in the Agreement between the parties hereto.

4.All other terms, conditions, provisions and sections of the Agreement shall remain in full force and effect.

5.This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Agreed and acknowledged:

SPDR S&P 500 ETF TRUST

SPDR DOW JONES INDUSTRIAL AVERAGE ETF TRUST (severally and not jointly)

By: STATE STREET GLOBAL ADVISORS TRUST COMPANY, not in its general corporate capacity but solely as Trustee of each Acquired Fund.

By:	/s/ Ellen M Needham_______

Name: Ellen M Needham_________

Title: Senior Managing Director___

[Remainder of page intentionally left blank; Acquiring Fund signature page follows]

Voya Balanced Portfolio, Inc. Voya Equity Trust

Voya Investors Trust

Voya Intermediate Bond Portfolio Voya Mutual Funds

Voya Partners, Inc.

Voya Separate Portfolios Trust

Voya Strategic Allocation Portfolios, Inc.

(each on behalf of their series listed on Schedule A, severally and not jointly)

By:	/s/ Micheline S. Faver___

Name: Micheline S. Faver

Title: Senior Vice President

SCHEDULE A

List of Acquiring Fund(s) to Which the Agreement Applies

Acquiring Funds

Voya Balanced Portfolio, Inc.

VOYA BALANCED PORTFOLIO

Voya Equity Trust

VOYA GLOBAL MULTI-ASSET FUND

Voya Investors Trust

VOYA BALANCED INCOME PORTFOLIO VOYA GLOBAL PERSPECTIVES PORTFOLIO VOYA RETIREMENT CONSERVATIVE PORTFOLIO VOYA RETIREMENT GROWTH PORTFOLIO

VOYA RETIREMENT MODERATE GROWTH PORTFOLIO VOYA RETIREMENT MODERATE PORTFOLIO

Voya Intermediate Bond Portfolio

VOYA INTERMEDIATE BOND PORTFOLIO

Voya Mutual Funds

VOYA GLOBAL DIVERSIFIED PAYMENT FUND

VOYA GLOBAL PERSPECTIVES FUND

Voya Partners, Inc.

VOYA GLOBAL BOND PORTFOLIO

VOYA INDEX SOLUTION 2025 PORTFOLIO

VOYA INDEX SOLUTION 2030 PORTFOLIO

VOYA INDEX SOLUTION 2035 PORTFOLIO

VOYA INDEX SOLUTION 2040 PORTFOLIO

VOYA INDEX SOLUTION 2045 PORTFOLIO

VOYA INDEX SOLUTION 2050 PORTFOLIO

VOYA INDEX SOLUTION 2055 PORTFOLIO

VOYA INDEX SOLUTION 2060 PORTFOLIO

VOYA INDEX SOLUTION 2065 PORTFOLIO

VOYA INDEX SOLUTION INCOME PORTFOLIO

VOYA SOLUTION 2025 PORTFOLIO

VOYA SOLUTION 2030 PORTFOLIO

VOYA SOLUTION 2035 PORTFOLIO

VOYA SOLUTION 2040 PORTFOLIO

VOYA SOLUTION 2045 PORTFOLIO

VOYA SOLUTION 2050 PORTFOLIO

VOYA SOLUTION 2055 PORTFOLIO

VOYA SOLUTION 2060 PORTFOLIO

VOYA SOLUTION 2065 PORTFOLIO

VOYA SOLUTION AGGRESSIVE PORTFOLIO VOYA SOLUTION CONSERVATIVE PORTFOLIO VOYA SOLUTION INCOME PORTFOLIO

VOYA SOLUTION MODERATELY AGGRESSIVE PORTFOLIO VOYA SOLUTION MODERATELY CONSERVATIVE PORTFOLIO

Voya Separate Portfolios Trust

VOYA TARGET IN-RETIREMENT FUND

VOYA TARGET RETIREMENT 2025 FUND

VOYA TARGET RETIREMENT 2030 FUND

VOYA TARGET RETIREMENT 2035 FUND

VOYA TARGET RETIREMENT 2040 FUND

VOYA TARGET RETIREMENT 2045 FUND

VOYA TARGET RETIREMENT 2050 FUND

VOYA TARGET RETIREMENT 2055 FUND

VOYA TARGET RETIREMENT 2060 FUND

VOYA TARGET RETIREMENT 2065 FUND

Voya Strategic Allocation Portfolios, Inc.

VOYA STRATEGIC ALLOCATION CONSERVATIVE PORTFOLIO VOYA STRATEGIC ALLOCATION GROWTH PORTFOLIO VOYA STRATEGIC ALLOCATION MODERATE PORTFOLIO